UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	April 21, 2005

NATIONSRENT COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-114115 (Commission File Number)	14-1875911 (IRS Employer ID Number)

450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, FL	33301

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(954) 760-6550

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

           On April 21, 2005, NationsRent Companies, Inc. (the “Company”) issued a press release announcing that it had received the requisite number of consents with respect to its consent solicitation relating to its outstanding 9.5% Senior Secured Notes due 2010. A copy of that press release is included as Exhibit 99.1 hereto.

           On April 21, 2005, the Company also issued another press release announcing that it priced an offering of $150 million in aggregate principal amount of senior unsecured notes due 2015 at 9.5%. These notes are offered to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, to persons outside the United States in compliance with Regulation S and to a limited number of institutional accredited investors with the meaning of Regulation D. A copy of that press release is included as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits:

99.1	Press Release (Consent Solicitation) dated April 21, 2005.

99.2	Press Release (Pricing of Private Offering) dated April 21, 2005.

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSRENT COMPANIES, INC. By: /s/ Joseph H. Izhakoff Name: Joseph H. Izhakoff Title: Executive Vice President, General Counsel and Secretary

Dated: April 21, 2005

INDEX TO EXHIBITS

Current Report on Form 8-K
dated April 21, 2005

NationsRent Companies, Inc.

99.1     Press Release (Consent Solicitation) dated April 21, 2005.

99.2     Press Release (Pricing of Private Offering) dated April 21, 2005.